 EXHIBIT 21

SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Dow Jones & Company (Australia) Pty Ltd.	Australia
Dow Jones & Company (Singapore) Pte Ltd.	Singapore
Dow Jones (Japan) K.K.	Japan
Dow Jones AER Company, Inc.	Delaware
Dow Jones BD Services, Inc.	Delaware
Dow Jones Canada, Inc.	Canada
Dow Jones Consulting (Shanghai) Ltd.	Shanghai
Dow Jones Distribution Malaysia	Malaysia
Dow Jones & Company (Schweiz) GmbH	Switzerland
Dow Jones Hedge Fund Indexes	Delaware
Dow Jones Information Services International (HK) Ltd.	Hong Kong
Dow Jones International GmbH	Germany
Dow Jones News GmbH	Germany
Dow Jones International Ltd.	United Kingdom
Dow Jones International Advertising & Marketing Services, Inc.	Delaware
Dow Jones Italia Srl	Italy
Dow Jones, L.P.	Delaware
Dow Jones Nederland BV	Netherlands
Dow Jones Newswires Holdings, Inc.	Delaware
Dow Jones Printing Company (Asia), Inc.	Delaware
Dow Jones Publishing Company (Asia), Inc.	Delaware
Dow Jones Distribution Co. (Asia), Inc.	Delaware
DJBI, LLC	Delaware
Dow Jones Business Interactive (U.K.) Limited	England/Wales
Factiva, Inc.	Delaware
Factiva, LLC (formerly Dow Jones Reuters Business Interactive LLC)	Delaware
Factiva (Singapore) Pte. Ltd.	Singapore
Factiva Limited	England/Wales
Factiva (France) S.A.R.L	France
Factiva Business Information, S.L.	Spain
Factiva (Australia) Pty Limited	Australia
Factiva (Hong Kong) Limited	Hong Kong
Dow Jones Southern Holding Company, Inc	Delaware
Factiva Finance LLC	Delaware
Dow Jones Publishing Company (Europe), Inc.	Delaware
The Wall Street Journal Europe S.P.R.L	Belgium
The Wall Street Journal Europe Holding Company	Delaware
Dow Jones Ventures V, Inc.	Delaware
MarketWatch, Inc.	Delaware
Hulbert Financial Digest	Virginia
National Delivery Service, Inc.	Delaware
VentureOne Corporation	Delaware
Bergstresser Insurance, Inc.	New York
Dow Jones Cash Management, LLC	Delaware
Dow Jones Ventures VI, Inc.	Delaware
Dow Jones Ventures VII, Inc.	Delaware
Ottaway Newspapers, Inc.	Delaware
Ottaway Newspapers of Pennsylvania Holding, Inc	Delaware
Ottaway Newspapers of Pennsylvania, L.P.	Delaware
Seacoast Newspapers, Inc.	New Hampshire
The Inquirer & Mirror, Inc.	Massachusetts
Ottaway Newspapers of Pennsylvania Management, Inc	Delaware
Ottaway Newspapers of Delaware, SMLLC	Delaware
Ottaway National Publishing, Inc.	Delaware
Davill, Inc.	Washington
The Nickel of Medford, Inc.	Oregon
The Traverse City Record Eagle, Inc.	Delaware
The Santa Cruz Sentinel, Inc.	Delaware
ONI Stockton, Inc.	Delaware
The Mail Tribune, Inc.	Delaware
Review Publishing Company Limited	Hong Kong
Dow Jones Advertising (Shanghai) Co. Limited	Shanghai

All of the above subsidiaries are included in the consolidated financial statements.